UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street
Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 6, 2026, Jaguar Health, Inc. (the “Company”) held a special meeting of stockholders of the Company (the “Special Meeting”). Six proposals were submitted to and approved by the Company’s stockholders. The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting, originally filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2026 (as amended and supplemented, the “Proxy Statement”). At the Special Meeting, a total of 3,383,169 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), out of a total of 7,802,102 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting, as of September 15, 2026, the record date for the Special Meeting (the “Record Date”), and a total of 58.97 shares of Series Q Perpetual Preferred Stock, par value of $0.0001 per share (the “Series Q Preferred Stock”), out of a total of 897.37 shares of Series Q Preferred Stock issued and outstanding and entitled to vote at the Special Meeting as of the Recor Date (subject to the 9.99% Voting Cap as defined in the Proxy Statement), were represented in person or by proxy at the Special Meeting.

The final results for the votes regarding each proposal are set for below.

1.

Proposal to approve, for purposes of Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of Common Stock issuable upon exchange of shares of Series Q Preferred Stock and the CVP Debt (as defined in the Proxy Statement) issued to certain affiliates of Chicago Venture Partners, L.P. (“CVP”), was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
1,770,099	133,740	10,170	1,469,160

2.

Proposal to approve, for purposes of Rule 5635(d), the repricing of certain warrants issued to investors to purchase an aggregate of up to 4,052 shares of our Common Stock with exercise prices ranging from $525.00 to $3,996.60 per share (the “Investor Warrants”), so that each of the Investor Warrants has a new exercise price equal to $1.00 per share, which Investor Warrants when exercised will also (i) entitle such investors to receive up to 45,511 shares of Common Stock from the Series O Preferred Stock Dividend and (ii) be expected to entitle such investors to receive up to 20,260 shares of Common Stock from the Series R Preferred Stock Dividend, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
2,424,969	136,390	10,256	1,217,878

3.

Proposal to approve an amendment and restatement of the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan to 378,859, which represents 14% of the issued and outstanding shares of Common Stock on a fully diluted basis as of September 30, 2026, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
2,217,959	339,417	14,239	1,217,878

4.

Proposal to approve the adoption of an amendment (the “Thirteenth Amendment”) to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “COI”), to effect, if approved and effected at all, a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio not less than 1-for-2 and not greater than 1-for-150, the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company’s board of directors and publicly announced by the Company on or before the one-year anniversary of the approval of this proposal, without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split”), was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
3,551,428	222,394	15,671	0

Proposal 4 was approved under the Votes Cast Standard, but not approved under the Majority of Outstanding Standard (both terms as defined in the Proxy Statement).

5.

Proposal to approve an amendment to that certain common stock purchase agreement, dated June 9, 2026, entered into by and between the Company and an accredited investor, C/M Capital Master Fund, LP (“C/M Capital”) (the “ELOC Agreement”), to reduce the Floor Price (as defined in the ELOC Agreement) from $16.50 per share to $1.10 per share, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
2,400,107	158,386	13,122	1,217,878

6.

Proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposals 1, 2, 3, 4, and 5, was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes
3,386,070	389,712	13,711	0

Item 7.01	Regulation FD Disclosure.

On November 6, 2026, the Company issued a press release announcing the results of the Special Meeting, a copy of which is furnished as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 6, 2026

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC

Date: November 6, 2026	By:	/s/ Lisa A. Conte
Lisa A. Conte
Chief Executive Officer & President